FOR IMMEDIATE RELEASE	EXHIBIT 99.1

Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corp.
(309) 661-8700

CITIZENS FIRST FINANCIAL CORP.
ANNOUNCES TERMINATION OF
MEMORANDUM OF UNDERSTANDING

Bloomington, Illinois, January 5, 2005 – Citizens First Financial Corp. (the “Company”) (Nasdaq- CFSB), the parent company of Citizens Savings Bank (the “Bank”), announces that the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation (collectively, the “Regulators”) have notified the Bank in a letter dated December 21, 2004, the Memorandum of Understanding (“MOU”) between the Bank and the Regulators has been terminated.

On January 26, 2004, the Bank’s board of directors entered into the MOU with the Regulators that required the Bank to correct certain deficiencies. The Bank’s substantial compliance with the requirements of the MOU resulted in the termination.

“Management and staff focused their energies to correct all the deficiencies identified in the MOU during 2004”, said C. William Landefeld, President and CEO.

On November 8, 2004, the Company announced the signing of a definitive agreement to be acquired by Main Street Trust, Inc. (OTCBB: MSTI).